SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): November 17, 2003

                              KESTREL ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Colorado                 0-9261                      84-0772451
(State of Incorporation)    (Commission File              (IRS Employer ID
                                Number)                        Number)

                         1726 Cole Boulevard, Suite 210
                            Lakewood, Colorado 80401
                    (Address of Principal Executive Offices)

                                 (303) 295-0344
                         (Registrant's Telephone Number,
                              including Area Code)

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     Kestrel Energy, Inc., the Registrant, issued a press release on November 17, 2003, reporting operating results for the first fiscal quarter ended September 30, 2003. The text of that press release is as follows:

  FOR IMMEDIATE RELEASE:                                                 NEWS
  November 17th, 2003                                              OTCBB-KEST

         KESTREL ENERGY REPORTS 38% INCREASE IN FIRST QUARTER REVENUES

  Kestrel Energy Inc. (OTCBB: KEST), an oil and gas exploration and production company today announced its financial results for the first quarter of fiscal year 2004.

  The Company is pleased to report that its oil and gas revenues for the three months ended September 30, 2003 were $347,510 compared to $252,331 during the same period of 2002, an increase of $95,179 or 38%. The increase in revenues was primarily the result of higher oil and gas prices received during the quarter versus the same period a year ago.

  The Company's total expenses for the third quarter ended September 30, 2003 increased $21,315, or 18%, to $436,862 as compared to $415,547 a year ago. The increase in overall expenses is primarily due to slightly higher lease operating expenses and higher interest expenses offset by lower general and administrative costs. The higher lease operating expenses is primarily due to a greater number of operating wells at the Company's Hilight CBM field, located in Campbell County, Wyoming. During the quarter the Company participated in the development of 4 additional wells at Hilight and has continued the development with 3 additional wells, so far this current quarter.

  The Company will report a net loss of $66,798 for the three-month period ended September 30, 2003, as compared to a net loss of $210,162 during the comparable period of 2002. The decreased loss in the current period is a result of higher oil and gas sales versus a year ago along with no loss on sale of available for sale securities for the three months ended September 30, 2003.

  General and administrative costs for the three months ended September 30, 2003 decreased $24,205, or 10%, to $210,384 as compared to $234,589 for the same period a year ago. These decreases were primarily attributable to a decrease in salaries and office expenses.

  Interest expense and loan fees for the three-month period ended September 30, 2003 increased $2,460, or 16%, to $17,734 from $15,274 a year ago. The increase is attributable to higher average borrowings outstanding during the period

  At September 30, 2003, the Company had a working capital deficit of $83,382. This compares to the Company's working capital deficit of $4,643 as of June 30, 2003. The increase in working capital deficit of $78,739 was primarily the result of a decrease of $189,330 in total current assets including cash and accounts receivable offset by a decrease in trade accounts payable of $116,213.

  Barry Lasker, President and CEO said "The Company's financial position has continued to improve this quarter as we continue to increase our revenues. The activity at our Hilight CBM play continues at a brisk rate and we presently expect that, once dewatering of these new wells has occurred, there will be further improvement in our production and revenues. We look forward to reporting our results to you next Quarter."

  Headquartered in Denver, Kestrel has producing properties in Wyoming, Oklahoma, New Mexico and Texas.

     Statements made in this press release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward-looking information. In addition, while the Company's current plans are to drill additional wells and further develop some of its existing properties, various factors, including but not limited to actual drilling results, equipment availability or breakage, limited financial resources, or other problems, could change those plans. A description of the risks and uncertainties which are generally attendant to Kestrel Energy and its industry and other factors which could affect the Company's financial results are included in the Company's report to the Securities and Exchange Commission on Form 10-KSB for the year ended June 30, 2003.

      ###
CONTACTS:
Kestrel Energy
Barry Lasker, President
303/295-0344
                        E-mail: mtemple@kestrelenergy.com

                                 * * * * * *
      In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K is being furnished under Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

                                     SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  November 18, 2003                 KESTREL ENERGY, INC.


                                          By: /s/BARRY D. LASKER
                                             --------------------------------
                                              Barry D. Lasker, President